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                                   EXHIBIT 24

                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, GERALD L. GHERLEIN, EARL R. FRANKLIN, MARK HENNESSEY, DAVID M. O'LOUGHLIN OR JANE W. GRISWOLD his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as director or officer or both, as the case may be, of Eaton Corporation, an Ohio corporation (the "Corporation"), to any and all registration statements and amendments filed with the Securities and Exchange Commission with respect to Common Shares of the Corporation issuable or issued in connection with the following employee plans:

                  Eaton Corporation 401(k) Savings Plan for the Hourly Rate Employees at Airflex Division

                  Eaton Corporation Winamac Hourly Investment Plan and
                  Trust

                  Eaton Corporation Investment Plan for Hourly Employees of the Hydraulics Division Hutchinson Plant

                  Eaton Corporation Lincoln Plant Share Purchase and Investment Plan and Trust

                  Eaton Corporation Wauwatosa Union Plan and Trust

giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

         This Power of Attorney shall not apply to any registration statement or amendment filed after December 31, 1997.

         IN WITNESS WHEREOF, this Power of Attorney has been signed at Asheville, North Carolina, this 24th day of September, 1996.

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

 /s/ STEPHEN R. HARDIS                      /s/ ALEXANDER M. CUTLER
-------------------------------------      -------------------------------------
Stephen R. Hardis, Chairman and Chief      Alexander M. Cutler, President
Executive Officer;                         and Chief Operating Officer; Director
Principal Executive Officer; Director

 /s/ ADRIAN T. DILLON                       /s/ RONALD L. LEACH
-------------------------------------      -------------------------------------
Adrian T. Dillon, Vice President--         Ronald L. Leach,
Chief Financial and Planning Officer;      Vice President--Accounting;
Principal Financial Officer                Principal Accounting Officer


 /s/ NEIL A. ARMSTRONG                      /S/ PHYLLIS B. DAVIS
-------------------------------------      -------------------------------------
Neil A. Armstrong, Director                Phyllis B. Davis, Director


 /s/ ERNIE GREEN                            /s/ CHARLES E. HUGEL
-------------------------------------      -------------------------------------
Ernie Green, Director                      Charles E. Hugel, Director
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
 /S/ JOHN R. MILLER                         /S/ FURMAN C. MOSELEY
-------------------------------------      -------------------------------------
John R. Miller, Director                   Furman C. Moseley, Director


 /S/ VICTOR A. PELSON                       /S/ A. WILLIAM REYNOLDS
-------------------------------------      -------------------------------------
Victor A. Pelson, Director                 A. William Reynolds, Director


 /S/ GARY L. TOOKER
-------------------------------------
Gary L. Tooker, Director
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